                                                                   Exhibit 3.134


                                 AFFIDAVIT AND

                     CERTIFICATE OF LIMITED PARTNERSHIP OF
                        LAKE BUENA VISTA PARTNERS, LTD.

     The undersigned, desiring to evidence the formation of a limited partnership pursuant to the laws of the State of Florida to be called LAKE BUENA VISTA PARTNERS, LTD. and pursuant to the requirements of Chapter 620.108 of the Florida Statutes Annotated do hereby certify and swear as follows:

     1. Name of Partnership. The name of the limited partnership is Lake Buena Vista Partners, Ltd., or such other name as shall from time to time be determined by the General Partners.

     2. Registered Office and Agent. The address of the registered office of the Partnership shall be at Suite 1300, 390 North Orange Avenue, Orlando, Orange County, Florida 32802-2471, and the name of the initial agent for service of process, at such address, is J. Lindsay Builder, Jr.

     3. Names and Addresses of General Partners. The name and business address of each of the Partnership's General Partners are as follows:


          Milstein Lake Buena Vista Limited Partnership
          c/o Douglas Elliman - Gibbons & Ives, Inc.
          3rd Floor - 575 Madison Avenue
          New York, New York 10022

          Kessler Lake Buena Vista, Ltd.
          c/o The Kessler Enterprise, Inc.
          Suite 750
          3060 Peachtree Road, N.E.
          Atlanta, Georgia 30305

     4. Mailing Address of Partnership. The limited partnership's mailing address is:

          Suite 1300
          390 North Orange Avenue
          Orlando, Florida 32802-2471
          Attention: J. Lindsay Builder, Jr.

     5. LATEST DATE UPON WHICH PARTNERSHIP TO DISSOLVE. The latest date upon which the limited partnership is to dissolve is December 31, 2046.

Signed, sealed and delivered this
30th day of November, 1994                GENERAL PARTNER:
in the presence of:
                                          MILSTEIN LAKE BUENA VISTA LIMITED
/s/ signature illegible                   PARTNERSHIP, a Delaware
---------------------------------         limited partnership
Witness
                                          By: MILSTEIN LAKE BUENA VISTA CORP.,
                                              a Delaware corporation,
/s/ Kim L. Chartrand                          its General Partner
---------------------------------
Notary Public                             By: /s/ Jon C. Minikes
                                          ---------------------------------
My commission expires:                        Jon C. Minikes, President

       KIM L. CHARTRAND
NOTARY PUBLIC, State of New York                   FILED
        No. 24-4950329                       SECRETARY OF STATE
 Qualified in Kings County                DIVISION OF CORPORATIONS
     Commission Expires                       94 DEC-2 PM 3:44
       April 24, 1995
---------------------------------             [CORPORATE SEAL]
      [NOTARIAL SEAL]

Signed, sealed and delivered this
28th day of November, 1994                GENERAL PARTNER:
in the presence of:
                                          KESSLER LAKE BUENA VISTA, LTD.,
/s/ signature illegible                   a Florida limited partnership
---------------------------------
Witness                                   By:  MWK LAKE BUENA VISTA, INC.
                                               a Florida corporation
                                               its General Partner
/s/ Linda F. Martin
---------------------------------         By: /s/ Richard C. Kessler
Notary Public                             ---------------------------------
                                              Richard C. Kessler, President
My commission expires:

         LINDA F. MARTIN                          [CORPORATE SEAL]
     NOTARY PUBLIC, GEORGIA
         NO. 24-4950329
          DEKALB COUNTY
             EXPIRES
          OCT. 6, 1997
---------------------------------
      [NOTARIAL SEAL]

COUNTY OF FULTON

STATE OF GEORGIA



                        AFFIDAVIT OF RICHARD C. KESSLER


     PERSONALLY APPEARED before the undersigned officer duly authorized to administer oaths, Richard, C. Kessler, where, upon being sworn testified as follows:

                                       1.

     My name is Richard, C. Kessler. I am over the age of 18 years and I am competent to give this affidavit. I give this affidavit based on personal knowledge of the facts contained herein.

                                       2.

     I am the President of MWK Lake Buena Vista, Inc., a Florida corporation. MWK Lake Buena Vista, Inc. is the general partner of Kessler Lake Buena Vista, Ltd., a Florida limited partnership. Kessler Lake Buena Vista, Ltd. is a general partner of Lake Buena Vista Partners, Ltd. (the "Partnership").

                                       3.

     I make this affidavit pursuant to Florida Statutes Annotated Section
620.108. The amount of the capital contributions of the limited partners of the Partnership are $506,000 (the "Initial Capital Contribution"). It is not anticipated that the limited partners will contribute any capital to the Partnership other than the Initial Capital Contribution.

     FURTHER, Affiant sayeth not.


Signed, sealed and delivered
this 28th day of November, 1994
in the presence of:


/s/ Linda F. Martin                           /s/ Richard C. Kessler (SEAL)
-------------------                           ----------------------
    Linda F. Martin                               Richard C. Kessler
    Notary Public


My Commission Expires:

   [NOTARY SEAL]
  LINDA F. MARTIN
      NOTARY
      EXPIRES
      GEORGIA
   OCT. 5, 1997
      PUBLIC
   DeDALB COUNTY

                         ACKNOWLEDGMENT AND ACCEPTANCE
                              OF REGISTERED AGENT


     Having been named as the registered agent for LAKE BUENA VISTA PARTNERS, LTD., for the purpose of accepting service of process at the registered office designated above, I hereby accept such appointment and agree to act in such capacity. I agree to comply with the provisions of the sections of the Florida Statutes relative to keeping open the registered office.

                                       /s/ J. Lindsay Builder, Jr.
                                       ---------------------------------
                                       J. Lindsay Builder, Jr., Registered Agent

                            CERTIFICATE OF AMENDMENT

                                       TO

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                        LAKE BUENA VISTA PARTNERS, LTD.
--------------------------------------------------------------------------------
          (insert name currently on file with Florida Dept. of State)

Pursuant to the provisions of section 620.109 Florida Statutes, this Florida limited partnership hereby submits this certificate of amendment to its limited partnership certificate:

The filing date for the certificate of limited partnership was 12/2/94
                                                              ----------------.

The amendment to the certificate of limited partnership is as follows:

1.  Name of Partnership:  The name of the limited partnership is Lake Buena
    -------------------
    Vista Partners, Ltd., or such other name as shall from time to time be determined by the General Partner.

2.  Registered Office and Agent:  The address of the registered office of the
    ---------------------------
    Partnership shall be located at, and the name and address of the registered agent for service of process on the Partnership shall be CT Corporation System, 1200 South Pine Island Road, Plantation, Florida 33324.

3.  Name and Address of the General Partner:
    ---------------------------------------

          AGH UPREIT LLC                   M96000000411
          c/o American General Hospitality Corporation
          3860 West Northwest Highway
          Suite 300
          Dallas, Texas 75220

4.  Mailing Address of Partnership:
    ------------------------------

          c/o American General Hospitality Corporation
          3860 West Northwest Highway
          Suite 300
          Dallas, Texas 75220

5.  Latest Date Upon which Partnership to Dissolve:  The Partnership shall
    ----------------------------------------------
    continue until December 31, 2046 or such later date as is approved by the partners.

The occurrence of the event or events, if any, regarding an amendment to be filed is as follows:

     The substitution of the two previous general partners with one new general partner.

GENERAL PARTNER:                        NEW GENERAL PARTNER:

MILSTEIN LAKE BUENA VISTA LIMITED       AGH UPREIT LLC
PARTNERSHIP, a Delaware limited
partnership

By:  MILSTEIN LAKE BUENA VISTA          By:  AMERICAN GENERAL
     CORP., a Delaware corporation,          HOSPITALITY CORPORATION,
     its General Partner                     a member

By:  /s/ Jon C. Minikes                 By:  /s/ Kenneth E. Barr
     --------------------------------        --------------------------------
     Jon C. Minikes                          Kenneth E. Barr
     President                               Executive Vice President, Secretary
                                             and Treasurer

GENERAL PARTNER:                        By:  American General Hospitality
                                             Operating Partnership, L.P.,
                                             a member
KESSLER LAKE BUENA VISTA, LTD.,
a Florida limited partnership                By:  AGH GP, Inc., a Nevada
                                                  corporation, its general
By:  MNK LAKE BUENA VISTA, INC.,                  partner
     a Florida corporation, its
     General Partner                              By:  /s/ Kenneth E. Barr
                                                       -------------------------
By:  /s/ Richard C. Kessler                            Kenneth E. Barr
     --------------------------------                  Executive Vice President,
     Richard C. Kessler                                Secretary and Treasurer
     President


STATE OF New York

COUNTY OF New York

On this 21st day of October, 1996, the above individuals personally appeared before me,
                                           /s/ Lorraine Michels
                               -------------------------------------------------

                               -------------------------------------------------
                                    (Notary Public Signature)

                               -------------------------------------------------
                                    (Notary's Printed Name)
                               -------------------------------------------------

Seal                           My Commission Expires:       2-28-98
                                                       -------------------------

                                     [         LORRAINE MICHELS         ]
                                     [ Notary Public, State of New York ]
                                     [          No. 62-4830738          ]
                                     [   Qualified in Suffolk county    ]
                                     [ Commission Expires               ]